Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of the _____ day of May, 2012, by and between COMMERCETEL CORPORATION, a Nevada corporation (the “Company”), and each individual or entity named on the Schedule of Buyers attached hereto (each such individual or entity, individually, a “Buyer” and all of such individuals or entities, collectively, the “Buyers”).

RECITALS

WHEREAS, the Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the Securities Act, and Regulation D promulgated by the SEC thereunder; and

WHEREAS, the Company has previously issued to some of the Buyers certain promissory notes of the Company having a current outstanding principal balance and accrued and unpaid interest thereon as of the date of this Agreement in the amounts set forth opposite such Buyer’s name in columns (2) and (3) on the Schedule of Buyers attached hereto (the “Existing Indebtedness”) (each of the existing promissory notes held by each of such Buyers hereinafter referred to as an “Existing Note”, and all of such existing promissory notes hereinafter collectively referred to as the “Existing Notes”); and

WHEREAS, the Buyers holding Existing Notes desire to exchange such Existing Notes (including all principal outstanding thereunder, together with accrued and unpaid interest thereon) for, and all Buyers desire to purchase from the Company, upon the terms and conditions stated in this Agreement, newly issued senior secured convertible promissory notes in substantially the form attached hereto as Exhibit “A” (the “New Notes”), each Buyer hereby purchasing the amount of New Notes set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers attached hereto (and for clarification purposes, column (4) on the attached Schedule of Buyers sets forth the new money being funded by each Buyer holding Existing Notes, which money is in addition to money previously funded to the Company in connection with the Existing Notes, which new money, when added to the Existing Indebtedness, equals the amount of the New Notes for each of such Buyers), which New Notes shall be purchased on the date hereof (the “Closing Date”), all for the total aggregate purchase price of Four Million Two Hundred Thousand Dollars ($4,200,000) (the “Purchase Price”), and all otherwise subject to the terms and provisions hereinafter set forth; and

WHEREAS, the Company and its subsidiaries have agreed to secure all of their respective “Obligations” (as hereinafter defined) to Buyers under the New Notes, this Agreement and all other Transaction Documents by: (i) granting to the Buyers a continuing and first priority security interest in all of the assets and properties of the Company pursuant to a Security Agreement dated as of the date hereof (the “Security Agreement”); (ii) causing CommerceTel, Inc., a Nevada corporation (“ComTel Sub”), a wholly owned subsidiary of the Company, to guaranty all of the Company’s Obligations pursuant to a guaranty agreement executed by ComTel Sub in favor of Buyers (the “ComTel Sub Guaranty”); (iii) causing ComTel Sub to grant to the Buyers a continuing and first priority lien and security interest in all of the assets and properties of ComTel Sub pursuant to the Security Agreement; and (iv) agreeing to the filing of UCC-1 Financing Statements covering all of the assets and properties of the Company and ComTel Sub (collectively, the “UCC-1’s”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit “B” (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights to the Buyers under the Securities Act, and applicable state securities laws;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I
RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II
DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1 “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control,” “controlling,” “controlled” and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

2.2 “Assets” means all of the properties and assets of the Company or of ComTel Sub, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.3 “Claims” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.4 “Common Stock” means the Company’s common stock, $0.001 par value per share.

2.5 “Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire, directly or indirectly, at any time, Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

2.6 “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.7 “Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.8 “Conversion Securities” means the securities to be issued by the Company in connection with a Financing.

2.9 “Effective Date” means the date set forth in the introductory paragraph of this Agreement.

2.10 “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.11 “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.12 “Escrow Agent” shall mean David Kahan, P.A.

2.13 “Escrow Agreement” shall mean that certain escrow agreement entered into between the Company and Escrow Agent in the form attached hereto as Exhibit “C”.

2.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.15 “Financing” means a financing transaction entered into by the Company pursuant to which the Company issues its Common Stock or Common Stock Equivalents in exchange for an aggregate amount of funds equal to at least 1.25 times the aggregate amount of all New Notes, and pursuant to which the New Notes are to be paid off or converted into Conversion Securities in accordance with the terms of the New Notes.

2.16 “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.17 “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.18 “Hazardous Materials” means: (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s); (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.19 “Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.20 “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

2.21 “Leases” means all leases for real or personal property.

2.22 “Majority in Interest of the Buyers” means one or more Buyers whose respective outstanding principal amounts of the New Notes held by each of them, as of the relevant date, aggregate at least seventy percent (70%) of the aggregate outstanding principal amounts of all outstanding New Notes held by all Buyers on that date.

2.23 “Material Adverse Effect” means with respect to the event, item or question at issue, that such event, item or question would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the Transaction Documents; (ii) a material adverse effect on the results of operations, Assets, business or condition (financial or otherwise) or prospects of the Company or any of its subsidiaries, either individually or taken as a whole; (iii) a material adverse effect on the Company’s or its subsidiaries’ ability to perform, on a timely basis, its or their respective Obligations under this Agreement or any Transaction Documents; or (iv) a material adverse effect on the Buyer’s ability to sell or dispose of any of the Securities, whether on the Principal Trading Market, or otherwise, in accordance with applicable securities Laws.

2.24 “Material Contract” shall mean any Contract to which the Company or ComTel Sub is a party or by which the Company or ComTel Sub, or any of their Assets, are bound and which: (i) involves aggregate payments of Twenty-Five Thousand Dollars ($25,000) or more to or from the Company or ComTel Sub, as the applicable; (ii) involves delivery, purchase, licensing or provision, by or to the Company or ComTel Sub, as applicable, of any goods, services, assets or other items having a value (or potential value) over the term of such Contract of Twenty-five Thousand Dollars ($25,000) or more or is otherwise material to the conduct of the Company’s or ComTel Sub’s business as now conducted and as contemplated to be conducted in the future; (iii) involves a Lease; (iv) imposes any guaranty, surety or indemnification Obligations on the Company or ComTel Sub; or (v) prohibits the Company or ComTel Sub from engaging in any business or competing anywhere in the world.

2.25 “Obligation” means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

2.26 “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.27 “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

2.28 “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.29 “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Markets, including the Bulletin Board and Pink Sheets, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

2.30 “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.31 “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

2.32 “SEC” means the United States Securities and Exchange Commission.

2.33 “Securities” means, collectively, the New Notes, the Conversion Securities (to the extent a Buyer elects to receive same in connection with a Financing in accordance with the terms and provisions of the New Notes), the Warrants, and the Warrant Shares.

2.34 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.35 “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.36 “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.37 “Transaction Documents” means any documents or instruments to be executed by the Company or by ComTel Sub in connection with this Agreement, including the New Notes, the Security Agreement, the UCC-1’s, the ComTel Sub Guaranty, and the Warrants, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof.

2.38 “Warrants” means the Warrants issuable to Buyers in accordance with Section 7.7 of this Agreement.

2.39 “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE III
INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV
PURCHASE AND SALE OF NOTES

4.1 Purchase and Sale of Notes.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyers agree to purchase (each Buyer hereby purchasing the amount of New Notes set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers attached hereto), on the Closing Date, and the Company agrees to sell and issue to Buyers (the Company hereby issuing the amount of New Notes to each Buyer in the amount set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers attached hereto), on the Closing Date, New Notes in the aggregate amount of the Purchase Price as more specifically set forth below.

4.2 Closing. The closing of the purchase and sale of the New Notes (the “Closing”) shall take place on the Closing Date, subject to satisfaction of the conditions to the Closing set forth in this Agreement.  The Closing shall occur on the Closing Date as outlined in Section 4.3 below and through the use of overnight mails and subject to customary escrow instructions from Buyers and their counsel, or in such other manner as is mutually agreed to by the Company and the Buyers.

4.3 Form of Payment.  Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date: (i) each Buyer shall deliver to Escrow Agent the portion of the Purchase Price applicable to each Buyer (for Buyers that do not have Existing Indebtedness, such amount shall be based on the amount of New Notes set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers attached hereto; for Buyers that have Existing Indebtedness, such amount shall be the amount of new money being funded towards the New Notes set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers attached hereto, which amount is the amount of the New Note for such Buyer, less such Buyer’s Existing Indebtedness, it being acknowledged that, for purposes of calculating the amount of the Purchase Price deliverable by each Buyer that has Existing Indebtedness, the parties acknowledge and agree that the Company has already been funded and received the Existing Indebtedness from each of such Buyers from the Existing Notes that are being exchanged for the New Notes), in the form of wire transfers of immediately available U.S. funds; (ii) in accordance with the terms of the Escrow Agreement, the Purchase Price collected by Escrow Agent shall only be disbursed by Escrow Agent to the Company upon Escrow Agent’s receipt of at least $2,500,000 of the Purchase Price (the “Minimum Subscriptions”).  Upon receipt of the Minimum Subscriptions and satisfaction of any other conditions or requirements for funding under the Escrow Agreement, Escrow Agent shall disburse the Purchase Price collected by the Escrow Agent, minus the fees to be paid directly from the proceeds of such Closing as set forth in this Agreement; and (iii) the Company shall deliver to Buyers the Securities which Buyers are purchasing hereunder at the Closing, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

4.4 Escrow Agreement.  By signing this Agreement, each of the Buyers and the Company agrees to all of the terms and conditions of the Escrow Agreement, and acknowledges that no portion of the Purchase Price shall be released by Escrow Agent unless and until the Escrow Agent receives the Minimum Subscriptions and the terms of release of such funds under the Escrow Agreement are otherwise satisfied.

ARTICLE V
BUYERS’ REPRESENTATIONS AND WARRANTIES

Each Buyer represents and warrants to the Company, that:

5.1 Investment Purpose. Each Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, each Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.

5.2 Accredited Buyer Status.  Each Buyer is an “accredited investor” as that term is defined in Rule 501(a) (3) of Regulation D, as promulgated under the Securities Act.

5.3 Reliance on Exemptions.  Each Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and each Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of each Buyer to acquire the Securities.

5.4 Information. Each Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and information each Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by each Buyer. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any other due diligence investigations conducted by any Buyer or its advisors, if any, or its representatives, shall modify, amend or affect each Buyer’s right to rely on the Company’s and ComTel Sub’s representations and warranties contained in Article VI below.  Each Buyer understands that its investment in the Securities involves a high degree of risk.  Each Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment.  Each Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

5.5 No Governmental Review. Each Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.6 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of each Buyer and is a valid and binding agreement of each Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth and disclosed in the disclosure schedule attached to this Agreement and made a part hereof, the Company and ComTel Sub each hereby makes the following representations and warranties to the Buyer:

6.1 Subsidiaries.  Except for a one hundred percent (100%) ownership in ComTel Sub, the Company has no subsidiaries and the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or have any control over, any other Person.  With respect to ComTel Sub, all representations and warranties in this Article VI and elsewhere in this Agreement shall be deemed repeated and re-made from and by ComTel Sub, as if such representations and warranties were independently made by ComTel Sub, in this Agreement (but modified as necessary in order to give effect to the intent of the parties that such representation and warranty is being made by the ComTel Sub, rather than the Company, as applicable).  In addition, each representation and warranty contained in this Article VI or otherwise set forth in this Agreement shall be deemed to mean and be construed to include the Company and each of its subsidiaries, as applicable, regardless of whether each of such representations and warranties in Article VI specifically refers to the Company’s subsidiaries or not.

6.2 Organization.  The Company and its subsidiaries are corporations, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which they are incorporated.  The Company has the full corporate power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted.  The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification, except to the extent that failure to so qualify will not result in a Material Adverse Effect.

6.3 Authority and Approval of Agreement; Binding Effect.  The execution and delivery by Company of this Agreement and the Transaction Documents, and the performance by Company of all of its Obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by Company and its board of directors pursuant to all applicable Laws and no other corporate action or Consent on the part of Company, its board of directors, stockholders or any other Person is necessary or required by the Company to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Company’s Obligations hereunder and thereunder, or to issue the Securities.  This Agreement and each of the Transaction Documents have been duly and validly executed by Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of Company) and constitute the valid and legally binding agreements of Company, enforceable against Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.4 Capitalization. The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, of which 22,979,308 shares of Common Stock are issued and outstanding as of the date hereof.  All of such outstanding shares have been validly issued and are fully paid and nonassessable.  The Common Stock is currently quoted on the OTC Bulletin Board under the trading symbol “MFON”.  The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.  Except as disclosed in the “SEC Documents” (as hereinafter defined), no shares of Common Stock are subject to preemptive rights or any other similar rights or any Encumbrances suffered or permitted by the Company.  Except as disclosed in the SEC Documents, as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its subsidiaries, or by which the Company or any of its subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to the Company or any of its securities; (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (v) there are no financing statements securing obligations filed in connection with the Company or any of its Assets; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company.  The Company has furnished to the Buyer true, complete and correct copies of: (I) the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”); and (II) the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”).  Except for the Certificate of Incorporation and the Bylaws, there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of the Company.

6.5 No Conflicts; Consents and Approvals.  The execution, delivery  and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities, will not: (i) constitute a violation of or conflict with the Certificate of Incorporation, Bylaws or any other organizational or governing documents of Company; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which Company is a party or by which any of its Assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws and the rules and regulations of any market or exchange on which the Common Stock is quoted); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, Company or any of Company’s Assets.  The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational or governing documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company is a party or by which any property or Assets of the Company are bound or affected. The businesses of the Company are not being conducted, and shall not be conducted so long as Buyer owns any of the Securities, in violation of any Law. Except as specifically contemplated by this Agreement, the Company is not required to obtain any Consent of, from, or with any

Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof.  All Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof.  The Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

6.6 Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities Laws.  Assuming the accuracy of the representations and warranties of the Buyers set forth in Article V above, the offer and sale by the Company of the Securities is exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

6.7 SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12 of the Exchange Act and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the Company has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  The Company represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge to Buyers, and Buyers acknowledge that each of them may retrieve all SEC Documents from such website and each Buyer’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Buyers; provided, however, that if any Buyer is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond any Buyer’s control, then upon request from such Buyer, the Company shall deliver to such Buyer true and complete copies of such SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable Law (except as such statements have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the SEC Documents).  As of their respective dates, the financial statements of the Company included in the SEC Documents (“Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  To the knowledge of the Company and its officers, no other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

6.8 Absence of Certain Changes.  Since the date the last of the SEC Documents was filed with the SEC, none of the following have occurred:

(a) There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b) Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by the Company other than in the Ordinary Course of Business.

6.9 Absence of Litigation or Adverse Matters. That: (i) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company’s knowledge, threatened or contemplated by, against or affecting the Company, its business or Assets; (ii) there is no outstanding Judgments against or affecting the Company, its business or Assets; (iii) the Company is not in breach or violation of any Contract; and (iv) the Company has not received any material complaint from any customer, supplier, vendor or employee.

6.10 Liabilities and Indebtedness of the Company.  The Company does not have any Obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements; or (ii) Obligations incurred in the Ordinary Course of Business since the date of the last Financial Statements filed by the Company with the SEC which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000) or otherwise have a Material Adverse Effect, except that the Company has received an aggregate principal amount of $155,000 towards the New Notes that has been funded against the Purchase Price.

6.11 Title to Assets.  The Company has good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Company as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same.  Except as would not have a Material Adverse Effect, the Company’s Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

6.12 Real Estate.

(a) Real Property Ownership.  The Company does not own any Real Property.

(b) Real Property Leases.  Except for the Leases described in the SEC Documents (the “Company Leases”), the Company does not lease any other Real Property.  With respect to each of the Company Leases: (i) the Company has been in peaceful possession of the property leased thereunder and neither the Company nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the Company or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the Company which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Company Leases, or any of them, or have a Material Adverse Effect on the business of the Company, its Assets or its operations or financial results.  The Company has not violated nor breached any provision of any such Company Leases, and all Obligations required to be performed by the Company under any of such Company Leases have been fully, timely and properly performed.  If requested by any of the Buyers, the Company has delivered to such Buyers true, correct and complete copies of all Company Leases, including all modifications and amendments thereto, whether in writing or otherwise.  The Company has not received any written or oral notice to the effect that any of the Company Leases will not be renewed at the termination of the term of such Company Leases, or that any of such Company Leases will be renewed only at higher rents.

6.13 Material Contracts.  An accurate, current and complete copy of each of the Material Contracts has been furnished to Buyers and/or is readily available as part of the SEC Documents, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof.  There are no outstanding offers, bids, proposals or quotations made by Company which, if accepted, would create a Material Contract with Company.  Each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof.  To the knowledge of the Company and its officers, all Obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Company.  Further, the Company has received no notice, nor does the Company have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

6.14 Compliance with Laws.  To the knowledge of the Company and its officers, the Company is and at all times has been in material compliance with all Laws.  The Company has not received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

6.15 Intellectual Property.  The Company owns or possesses adequate and legally enforceable  rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. The Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of the Company, there is no Claim being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

6.16 Labor and Employment Matters.  The Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. To the knowledge of the Company and its officers, none of the Company’s employees is a member of a union and the Company believes that its relations with its employees are good.  To the knowledge of the Company and its officers, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

6.17 Employee Benefit Plans.  Except as set forth in Schedule 6.17, the Company does not have and has not ever maintained, and has no Obligations with respect to any employee benefit plans or arrangements, including employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents of the Company participate (collectively, the “Employee Benefit Plans”).  To the Company’s knowledge, all Employee Benefit Plans meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified.  No withdrawal liability has been incurred under any such Employee Benefit Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Benefit Plans, unless approved by the appropriate Governmental Authority.  To the Company’s knowledge, the Company has promptly paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

6.18 Tax Matters.  The Company has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects.  Except and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person.  There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes.

6.19 Insurance.  The Company is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company is engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”).  Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid.  None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement.  The Company has complied with the provisions of such Insurance Policies.  The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

6.20 Permits.  The Company possesses all Permits necessary to conduct its business, and the Company has not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits.  All such Permits are valid and in full force and effect and the Company is in material compliance with the respective requirements of all such Permits.

6.21 Business Location.  The Company has no office or place of business other than as identified on Schedule 6.21 and the Company’s principal places of business and chief executive offices are indicated on Schedule 6.21.  All books and records of the Company and other material Assets of the Company are held or located at the principal offices of the Company indicated on Schedule 6.21.

6.22 Environmental Laws.  The Company is and has at all times been in compliance with any and all applicable Environmental Requirements, and there are no pending Claims against the Company relating to any Environmental Requirements, nor to the best knowledge of the Company, is there any basis for any such Claims.

6.23 Illegal Payments.  Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.24 Related Party Transactions.  Except for arm’s length transactions pursuant to which the Company makes payments in the Ordinary Course of Business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Shareholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner.  There are no Claims or disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Shareholder, or between any of them, relating to the Company and its business.

6.25 Internal Accounting Controls.  Except as set forth in the SEC Documents, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.26 Acknowledgment Regarding Buyers’ Purchase of the Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

6.27 Seniority.  Assuming the exchange of the Existing Notes for the New Notes as contemplated hereby, no indebtedness or other equity or security of the Company will be senior to the New Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except only purchase money security interests (which are senior only as to underlying Assets covered thereby).

6.28 Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the best of its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.

6.29 Brokerage Fees.  Emerging Growth Equities, Ltd. (the “Placement Agent”) is acting as a placement agent on behalf of the Company in connection with the transactions contemplated hereby.  The Company shall be responsible for the payment of any fees, financial advisory fees, or brokers’ commissions owing to Placement Agent relating to or arising out of the transactions contemplated hereby.  Except for the Placement Agent, there is no Person acting on behalf of the Company who is entitled to or has any claim for any financial advisory, brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

6.30 Full Disclosure.  All the representations and warranties made by Company herein or in the Schedules hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by Company, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

ARTICLE VII
COVENANTS

7.1 Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Articles VIII and IX of this Agreement.

7.2 Form D. If required by applicable Law, the Company agrees to file a Form D with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to each of the Buyers at Closing pursuant to this Agreement under applicable securities or “Blue Sky” Laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

7.3 Negative Covenants.

(a) Indebtedness.  So long as any Buyer owns, legally or beneficially, any of the New Notes, neither the Company, nor any of its subsidiaries shall, either directly or indirectly, create, assume, incur or have outstanding any indebtedness for borrowed money of any nature or kind (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any Obligation of any other Person, except for: (i) the New Notes; (ii) Obligations for accounts payable, other than for money borrowed, incurred in the Ordinary Course of Business; and (iii) indebtedness approved by the Buyer Board Members.

(b) Issuance of Stock.  Except for the closing of a Financing, so long as any Buyer owns, legally or beneficially, any of the New Notes, neither the Company, nor any of its subsidiaries shall, either directly or indirectly, issue or distribute any additional capital stock or other securities of any nature or kind of the Company or its subsidiaries, without the approval of the Buyer Board Members.

(c) Encumbrances.  So long as any Buyer owns, legally or beneficially, any of the New Notes, neither the Company, nor any of its subsidiaries shall, either directly or indirectly, create, assume, incur or suffer or permit to exist any Encumbrance upon any Asset of the Company or any of its subsidiaries, whether owned at the date hereof or hereafter acquired, unless first approved by the Buyer Board Members.

(d) Distributions; Restricted Payments.  So long as any Buyer owns, legally or beneficially, any of the New Notes, neither the Company, nor any of its subsidiaries shall, either directly or indirectly: (i) purchase or redeem any shares of its capital stock; (ii) declare or pay any dividends or distributions, whether in cash or otherwise, or set aside any funds for any such purpose; (iii) make any loans, advances or extensions of credit to, or investments in, any Person, including, without limitation, any Affiliates of the Company or its subsidiaries, or the Company’s officers, directors, employees or Material Shareholders, or the officers, directors, employees of any subsidiary of the Company; or (iv) without approval of the Buyer Board Members, increase the annual salary paid to any officers or directors of the Company or any of its subsidiaries as of the Effective Date, unless any such increase is part of a written employment contract with any such officers entered into prior to the Effective Date, a copy of which has been delivered to and approved by the Buyers.

(e) Transfer; Merger.  So long as any Buyer owns, legally or beneficially, any of the New Notes, neither the Company, nor any of its subsidiaries shall, either directly or indirectly, permit or enter into any transaction involving a “Change in Control” (as hereinafter defined), or any other merger, consolidation, sale, transfer, license, lease, encumbrance or other disposition of all or substantially all of its properties or business or all or substantially all of its Assets, except for: (i) the sale, lease or licensing of property or Assets of the Company and its subsidiaries in the Ordinary Course of Business; or (ii) a transaction, the proceeds of which shall be immediately used by the Company to pay to the Buyers, prorata based on the amount of New Notes owned by each Buyer, an amount equal to 1.5 times the amount of the aggregate principal amount outstanding under the New Notes, plus all accrued and unpaid interest due thereunder, plus all other fees, costs or other charges due thereunder or under any of the Transaction Documents.  For purposes of this Agreement, the term “Change of Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Company or any of its subsidiaries which results in any change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Company or any of its subsidiaries, or the grant of a security interest in any ownership interest of any Person directly or indirectly controlling the Company, which could result in a change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Company or any of its subsidiaries.

(f) Use of Proceeds.  The proceeds from the purchase and sale of the New Notes shall be used by the Company as follows: (i) no more than $550,000 payable by the Company in connection with BoomText and Mobivity acquisitions; (ii) no more than $170,000 to pay off any holders of Existing Notes not exchanging their Existing Notes for New Notes under this Agreement; (iii) no more than $675,000 towards payment of past due accounts payable of the Company and its subsidiaries, which accounts payable have been disclosed to, and approved for payment by, each of the Buyers; and (iv) the remaining proceeds for general working capital purposes.

(g) Business Activities; Change of Legal Status and Organizational Documents.  So long as any Buyer owns, legally or beneficially, any of the New Notes, neither the Company, nor any of its subsidiaries, shall: (i) engage in any line of business other than the businesses engaged in as of the Effective Date and business reasonably related thereto; (ii) change its respective name, organizational identification number, its type of organization, its jurisdiction of organization or other legal structure; or (iii) permit its Certificate of Incorporation, Bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect.

(h) Transactions with Affiliates.  Neither the Company, nor any of its subsidiaries, shall enter into any transaction with any of its Affiliates, officers, directors, employees, Material Shareholders or other insiders, except in the Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to the Company or its subsidiaries, as applicable, than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Company or any of its subsidiaries.

7.4 Affirmative Covenants.

(a) Corporate Existence.  So long as any Buyer owns, legally or beneficially, any of the Securities, the Company and each of its subsidiaries shall at all times preserve and maintain their respective: (i) existence and good standing in the jurisdiction of its and their organization; and (ii) its and their qualification to do business and good standing in each jurisdiction where the nature of its and their business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Company is presently conducting.

(b) Tax Liabilities.  The Company and each of its subsidiaries shall at all times pay and discharge all Taxes upon, and all Claims (including claims for labor, materials and supplies) against the Company and each of its subsidiaries or any of its or their properties or Assets, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(c) Notice of Proceedings.  So long as any Buyer owns, legally or beneficially, any of the New Notes, the Company shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Buyer of all threatened or pending Proceedings before any Governmental Authority or otherwise.

(d) Material Adverse Effect.  So long as any Buyer owns, legally or beneficially, any of the New Notes, the Company shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Buyer of any event, circumstance, fact or other matter that could in any way have or be reasonably expected to have a Material Adverse Effect.

(e) Maintain Property.  The Company and each of its subsidiaries shall at all times maintain, preserve and keep all of their respective Assets in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as the Company deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.  The Company shall permit Buyers to examine and inspect such Assets (and all assets and properties of its subsidiaries) at all reasonable times upon reasonable notice during business hours.  During the continuance of any Event of Default hereunder or under any Transaction Documents, the Buyers shall, at the Company’s expense, have the right to make additional inspections without providing advance notice.

(f) Maintain Insurance.  The Company and its subsidiaries shall at all times insure and keep insured with insurance companies reasonably acceptable to Buyers, all insurable property owned by the Company and its subsidiaries, respectively and as applicable, which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks.  Prior to the Closing Date, the Company shall deliver to the Buyers a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.  All such policies of insurance must be reasonably satisfactory to Buyers in relation to the amount and term of the New Notes and type and value of the Assets of the Company and its subsidiaries, shall identify Buyers as sole/lender’s loss payee and as an additional insured.  In the event the Company fails to provide Buyers with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Buyers, without waiving or releasing any obligation or default by the Company hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Buyers deem advisable.  This insurance coverage: (i) may, but need not, protect the Company’s interest in such property; and (ii) may not pay any claim made by, or against, the Company in connection with such property.  The Company may later request that the Buyers cancel any such insurance purchased by Buyers, but only after providing Buyers with evidence that the insurance coverage required by this Section is in force.  The costs of such insurance obtained by Buyers, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Company to Buyers, together with interest at the highest non-usurious rate permitted by law on such amounts until repaid and any other charges by Buyers in connection with the placement of such insurance.  The costs of such insurance, which may be greater than the cost of insurance which the Company may be able to obtain on its own, together with interest thereon at the highest non-usurious rate permitted by Law and any other charges incurred by Buyers in connection with the placement of such insurance may be added to the total Obligations due and owing by the Company hereunder and under the New Notes to the extent not paid by the Company.

(g) Reporting Status; Listing.  So long as any Buyer owns, legally or beneficially, any of the Securities, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Buyer promptly after such filing; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any of the Securities consisting of Common Stock upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Company shall promptly provide to Buyers copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

(h) Rule 144.  With a view to making available to each Buyer the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Buyers to sell any of the Securities to the public without registration, the Company represents and warrants that: (i) the Company is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Company has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) months preceding the Closing Date (or for such shorter period that the Company was required to file such reports); (iii) the Company is not an issuer defined as a “Shell Company” (as hereinafter defined); and (iv) if the Company has, at any time, been an issuer defined as a Shell Company, the Company has: (A) not been an issuer defined as a Shell Company for at least six (6) months prior to the Closing Date; and (B) has satisfied the requirements of Rule 144(i) (including, without limitation, the proper filing of “Form 10 information” at least six (6) months prior to the Closing Date).  For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description of a shell company as defined under Rule 144.  In addition, so long as any Buyer owns, legally or beneficially, any of the Securities, the Company shall, at its sole expense:

(i) Make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

(ii) furnish to each Buyer, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested by each Buyer to permit each Buyer to sell any of the Securities pursuant to Rule 144 without limitation or restriction; and

(iii) promptly at the request of each Buyer, give the Company’s transfer agent instructions to the effect that, upon the transfer agent’s receipt from any Buyer of a certificate (a “Rule 144 Certificate”) certifying that such Buyer’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Securities which such Buyer proposes to sell (the “Securities Being Sold”) is not less than six (6) months, and receipt by the transfer agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company or its counsel (or from such Buyer and its counsel as permitted below), the transfer agent is to effect the transfer of the Securities Being Sold and issue to such Buyer or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the transfer agent’s books and records.  In this regard, upon each Buyer’s request, the Company shall have an affirmative obligation to cause its counsel to promptly issue to the transfer agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold were or may be sold, as applicable, pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”).  If the transfer agent requires any additional documentation in connection with any proposed transfer by any Buyer of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the transfer agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer of the Securities Being Sold and the issuance of an unlegended certificate to any transferee thereof, all at the Company’s expense.

(i) Matters With Respect to Securities and Transfer Agent.

(i) Issuance of Common Stock.  The parties hereto acknowledge that pursuant to the terms of some of the Securities, the Company has an obligation to issue shares of the Company’s Common Stock to a Buyer in accordance with the terms of such Securities.  In the event, for any reason, the Company fails to issue, or cause its transfer agent (the “Transfer Agent”) to issue, any portion of the Common Stock issuable to a Buyer under the terms of such Securities, either now or in the future, then the parties hereto acknowledge and agree that each Buyer shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Company, a written instruction requesting the issuance of the shares of Common Stock then issuable in accordance with the terms of such Securities, and the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue such shares of the Company’s Common Stock as directed by such Buyer, and surrender to a nationally recognized overnight courier for delivery to such Buyer at the address specified in the Buyer’s notice, a certificate of the Common Stock of the Company, registered in the name of such Buyer or such Buyer’s designee, for the number of shares of Common Stock issuable to such Buyer in accordance with the terms of such Securities.

(ii) Removal of Restrictive Legends.  In the event that any Buyer has any shares of the Company’s Common Stock bearing any restrictive legends, and such Buyer, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Company and or its counsel refuses or fails for any reason (except to the extent that such refusal or failure is based solely on applicable Law that would prevent the removal of such restrictive legends) to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Company hereby agrees and acknowledges that such Buyer is hereby irrevocably and expressly authorized to have counsel to such Buyer render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue any such shares without restrictive legends as instructed by such Buyer, and surrender to a common carrier for overnight delivery to the address as specified by such Buyer, certificates, registered in the name of such Buyer or its designees, representing the shares of Common Stock to which such Buyer is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company.

(iii) Authorized Agent of the Company.  The Company hereby irrevocably appoints each Buyer and each Buyer’s counsel and its representatives, each as the Company’s duly authorized agent and attorney-in-fact for the Company for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from each Buyer, or any counsel or representatives of each Buyer, consistent with this Section 7.4(j). The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any Buyer owns or has the right to receive, any shares of the Company’s Common Stock hereunder.  In this regard, the Company hereby confirms to the Transfer Agent and each Buyer that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Section 7.4(j) with regard to the matters contemplated herein, and that each Buyer shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Company’s irrevocable authority for each Buyer and Transfer Agent to process issuances, transfers and legend removals upon instructions from each Buyer, or any counsel or representatives of each Buyer, in each case as specifically contemplated in this Section 7.4(j), without any further instructions, orders or confirmations from the Company.  In addition, if requested by any Buyer, the Company agrees to use its best good faith efforts to get an agreement executed by the Transfer Agent, reasonably acceptable to each Buyer, pursuant to which the Transfer Agent agrees and confirms that it will act in accordance with the terms of this Section 7.4(j).

(iv) Injunction and Specific Performance.  The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by the Company of any provision of this Section 7.4(j), each Buyer will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced.  Therefore, in the event of a breach or threatened breach of any provision of this Section 7.4(j) by the Company, each Buyer shall be entitled to obtain, in addition to all other rights or remedies such Buyer may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 7.4(j).

7.5 Fees and Expenses.  The Company agrees to pay to each Buyer (or any designee or agent of the Buyers), upon demand, or to otherwise be responsible for the payment of, any and all costs, fees, charges and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for any Buyer, and of any experts and agents, which any Buyer may incur or which may otherwise be due and payable in connection with: (i) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Transaction Documents; (ii) the exercise or enforcement of any of the rights of any Buyer under this Agreement or the Transaction Documents; or (iii) the failure by the Company to perform or observe any of the provisions of this Agreement or any of the Transaction Documents.  All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the highest rate set forth in the New Notes, or if none is so stated, the highest rate allowed by law.  All of such costs and expenses shall be additional Obligations of the Company to Buyers secured under the Transaction Documents.  The provisions of this Subsection shall survive the termination of this Agreement.

7.6 Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Warrant Shares (collectively, the “Share Reserve”). The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full exercise of the Warrants. If at any time the Share Reserve is insufficient to effect the full exercise of the Warrants, the Company shall take all required measures to implement an increase of the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within twenty (20) business days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

7.7 Warrants.  On the earlier to occur of: (i) the “Maturity Date” (as such term is defined in the New Notes); or (ii) the payment in full of all sums due and payable under the New Notes, whether through prepayment, at maturity, acceleration or otherwise, the Company shall issue to each Buyer, at each Buyer’s option: (A) five year warrants to purchase that number of shares of Common Stock equal to the principal amount then outstanding under such Buyer’s New Note, plus all accrued and unpaid interest thereunder, divided by the per share purchase price of the Common Stock or Common Stock Equivalents offered and sold in the Financing (the “Offering Price”), which warrants shall contain the terms set forth herein and in any other Transaction documents and otherwise be in a form customarily used for transactions similar to the transactions contemplated hereby (the “Warrants”), and which Warrants shall be exercisable at the Offering Price and shall include cashless exercise provisions commencing eighteen (18) months from the date of issuance of the Warrants if there is not at that time an effective registration statement covering the shares of Common Stock exercisable upon exercise of the Warrants; or (B) that number of shares of Common Stock equal to the product arrived at by multiplying: (x) the principal amount then outstanding under such Buyer’s New Note, plus all accrued and unpaid interest thereunder divided by the Offering Price; and (y) 0.33.

7.8 Board Representation.  Until the date on which: (A) each Buyer shall have sold all the Securities, including any Warrant Shares; and (B) none of the New Notes or Warrants are outstanding, the Buyers, collectively, shall have the right to appoint two (2) designees to serve as members of the Company’s board of directors (such designees referred to as the “Buyer Board Members”), which Buyer Board Members shall also be designated as members of the Compensation Committee and the Audit Committee of the Company’s board of directors.  The Buyers shall deliver a written notice to the Company with the names of the Persons selected to be the Buyer Board Members.  In this regard, the Company and its current officers and directors hereby agree to use its and their best efforts to cause a majority of its stockholders to enter into a voting agreement or other agreement pursuant to which such majority stockholders agree and consent to vote their respective shares for the purposes of electing such designees.  As between the Buyers, the Buyers agree that at least one of the Buyer Board Members shall always be selected and designated by Cornelis Wit, one of the Buyers, and the other Buyer Board Member shall be designated upon the affirmative vote or approval of a Majority in Interest of the Buyers.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Securities to the Buyers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1 Buyers shall have executed the Transaction Documents that require Buyers’ execution, and delivered them to the Company.

8.2 Each of the Buyers shall have paid the portion of the Purchase Price applicable to such Buyer to the Escrow Agent.

8.3 The representations and warranties of the Buyers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Closing Date.

ARTICLE IX
CONDITIONS PRECEDENT TO THE BUYERS’ OBLIGATIONS TO PURCHASE

The obligation of the Buyers hereunder to purchase the New Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyers’ sole benefit and may be waived by the Buyers at any time in their sole discretion:

9.1 The Company shall have executed and delivered the Transaction Documents and delivered the same to the Buyers.

9.2 The representations and warranties of the Company and of ComTel Sub shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and ComTel Sub shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and ComTel Sub at or prior to the Closing Date.

9.3 The Buyers shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Buyers and their counsel.

9.4 The Company and ComTel Sub shall have each executed and delivered to Buyers a closing certificate in substance and form required by Buyers, which closing certificate shall include and attach as exhibits: (i) a true copy of a certificate of good standing evidencing the formation and good standing of the Company and ComTel Sub, as applicable, from the secretary of state (or comparable office) from the jurisdiction in which they are each incorporated, as of a date within ten (10) days of the Closing Date; (ii) the Company’s and ComTel Sub’s Certificate of Incorporation; (iii) the Company’s and ComTel Sub’s Bylaws; and (iv) copies of the resolutions of the board of directors of the Company and ComTel Sub, consistent with Section 6.3, as adopted by the Company’s and ComTel Sub’s board of directors in a form reasonably acceptable to Buyers.

9.5 No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

9.6 The Company shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may required to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

ARTICLE X
INDEMNIFICATION

10.1 Company’s Obligation to Indemnify.  In consideration of the Buyers’ execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s and ComTel Sub’s other obligations under this Agreement, the Company and ComTel Sub, jointly and severally, hereby agree to defend and indemnify each Buyer and each Buyer’s Affiliates and subsidiaries, and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Buyer Indemnified Parties”) and the Company and ComTel Sub do hereby agree to hold the Buyer Indemnified Parties harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and the Company and ComTel Sub hereby agree to pay or reimburse the Buyer Indemnified Parties for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company or ComTel Sub in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of the Company or ComTel Sub contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Buyer Indemnified Parties, or any one of them, by any Person and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the New Notes, or the status of the Buyers of any of the Securities, as a buyer and holder of such Securities in the Company. To the extent that the foregoing undertaking by the Company and ComTel Sub may be unenforceable for any reason, the Company and ComTel Sub shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law.  The Company will not be liable to any Buyer under this indemnity: (y) for any settlement by a Buyer in connection with any Claim effected without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; or (ii) to the extent, but only to the extent, that a Claim is attributable to any Buyer’s breach of any of the representations, warranties, covenants or agreements made by such Buyer in this Agreement or in the other Transaction Documents.

ARTICLE XI
MATTERS RELATING TO THE BUYERS

11.1 Independent Nature of Buyers’ Obligations and Rights.  Except as specifically set forth in Section 11.3 below, the obligations of each Buyer under this Agreement and the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any one or more of the Transaction Documents.  The decision of each Buyer to purchase the Securities pursuant to the Transaction Documents has been made by each such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries, if any, which may have been made or given by any other Buyer or any of their respective officers, directors, principals, employees, agents, counsel or representatives (collectively, including the Buyer in question, the “Buyer Representatives”).  No Buyer Representative shall have any liability to any other Buyer or the Company relating to or arising from any such information, materials, statements or opinions, if any.  Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with making its investment hereunder and that no Buyer will be acting as agent of such other Buyer in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents, except as set forth in Section 11.3 below.  Except as set forth in Section 11.3 below, each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any Proceeding for such purpose.  The Company and each of the Buyers acknowledge that, for reasons of administrative convenience: (i) the Transaction Documents have been prepared and/or negotiated by counsel for one of the Buyers, and that such counsel does not represent all of the Buyers with respect to the transactions contemplated hereby, and each other Buyer has retained its own counsel (or had the opportunity to do so) with respect to such transactions; and (ii) the Company has elected to provide each of the Buyers with the same Transaction Documents for the purpose of closing a transaction with multiple Buyers and not because it was required or requested to do so by any Buyer.  In furtherance of the foregoing, and not in limitation thereof, the Company and the Buyers acknowledge that nothing contained in this Agreement or in any Transaction Document, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute any two or more Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.

11.2 Equal Treatment of Buyers.  No consideration shall be offered or paid to any Buyer to amend or consent to a waiver or modification of any provision of any of the Transaction Documents, unless the same consideration is also offered to all of the other Buyers parties to the Transaction Documents.

11.3 Collateral Agent.

(a) Appointment.  For purposes of facilitating the enforcement of Buyers’ rights under this Agreement and the Transaction Documents, if, as and only to the extent there is a default or “Event of Default” (as such term may be used or defined in any of the Transaction Documents) by the Company under any of the Transaction Documents, each Buyer hereby: (i) agrees that Cornelis Wit, one of the Buyers, shall have the right to appoint a Person to serve as the collateral agent hereunder and under the Transaction Documents (in such capacity, the “Collateral Agent”), which appointment shall be made by Mr. Wit in writing and delivered to the Company and all other Buyers within thirty (30) days from the Closing; and (ii) authorizes the Collateral Agent to exercise all rights and privileges accruing to the Buyers (prorata in accordance with each Buyer’s relative percentage ownership of the aggregate amount of New Notes) by reason of the terms and provisions hereof and thereof.  The Collateral Agent shall not have, by reason hereof or the Transaction Documents, a fiduciary relationship in respect of any Buyer, and the Collateral Agent shall exercise all rights and privileges accruing to the Buyers under this Agreement and the Transaction Documents according to Collateral

Agent’s discretion and the exercise of its reasonable business judgment. Collateral Agent shall not have any liability to any Buyer with respect to any action taken or omitted by Collateral Agent, its employees, agents, representatives or counsel, in connection with any of the Transaction Documents and the collateral thereunder, or for any error in judgment, except for its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any Claims (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or the Transaction Documents. Collateral Agent does not assume, and shall not have, any responsibility or liability, express or implied, to any Buyer for the enforceability or collectability of any of the New Notes or any other Transaction Documents, the nature, location or value of any collateral securing the obligations of the Company under the Transaction Documents, the condition of the Company or ComTel Sub, financial or otherwise, or the likelihood or timing of realization on, any such collateral, or for the accuracy of any credit or other information furnished by or on behalf of the Company and ComTel Sub, whether as part of due diligence prior to Closing, as part of the Company’s representations, warranties or disclosures in any Transaction Documents, or as part of any reporting requirements by the Company.

(b) Reliance By Collateral Agent.  The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(c) Resignation and Replacement of Collateral Agent.  The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Transaction Documents at any time by giving at least ten (10) business days prior written notice to each of the Buyer. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, the Buyers, upon the affirmative vote or approval of a Majority in Interest of the Buyers, shall appoint a successor Collateral Agent. Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and all other Transaction Documents. If a successor Collateral Agent shall not have been so appointed (and accepted by such successor Collateral Agent) within said ten (10) business day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the Buyers, by affirmative vote or approval of a Majority in Interest of the Buyers, appoint a successor Collateral Agent as provided above.

ARTICLE XII
MISCELLANEOUS

12.1 Notices.  All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:                                                  CommerceTel Corporation
       58 W. Buffalo St. #200
       Chandler AZ 85225
       Facsimile: (858) 712-4597

With a copy to:                                                        Louis A. Brilleman, Esq.
1140 Avenue of the Americas, 9th Floor
New York, NY 10036
Facsimile: (646) 380-6899

If to the Buyers:                                                      To each Buyer based on the information
       Set forth in the Schedule of Buyers attached hereto

With a copy to:                                                       David Kahan, P.A.
      6420 Congress Ave., Suite 1800
      Boca Raton, FL 33487
      Attn: David Kahan, Esq.
      Telephone: (561) 672-8330
      Facsimile: (561) 672-8301
      E-Mail: david@dkpalaw.com

unless the address is changed by the party by like notice given to the other parties.  Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day.  Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day.  Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Debenture may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

12.2 Entire Agreement.  This Agreement, including the Exhibits and Schedules attached hereto and the documents delivered pursuant hereto, including the Transaction Documents, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as contained herein and in the Transaction Documents.

12.3 Assignment.  Each Buyer may at any time assign its rights in this Agreement or any of the other Transaction Documents, or any part thereof, without the Company’s consent or approval. The Company may not sell or assign this Agreement or any of the Transaction Documents, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of the Buyers, which consent may be withheld in Buyers’ sole and absolute discretion.

12.4 Binding Effect.  This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

12.5 Amendment.  The parties hereby irrevocably agree that no attempted amendment, modification, or change of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such amendment, modification or change.

12.6 No Waiver.  No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

12.7 Gender and Use of Singular and Plural.  All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

12.8 Execution.  This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

12.9 Headings.  The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

12.10 Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Florida, without regard to the principles of conflicts of laws.  The parties further agree that any action between them shall be heard in Broward County, Florida and expressly consent to the jurisdiction and venue of the State Courts sitting in Broward County, Florida and the United States District Court for the Southern District of Florida for the adjudication of any civil action asserted pursuant to this Agreement; provided, however, nothing contained herein shall limit the Buyers’ ability to bring suit or enforce this Agreement or any other Transaction Documents in any other jurisdiction.

12.11 Further Assurances.  The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

12.12 Survival.  All covenants, agreements, representations and warranties made by the Company herein shall, notwithstanding any investigation by any Buyer, be deemed material and relied upon by each Buyer and shall survive the making and execution of this Agreement and the Transaction Documents and the issuance of the Securities, and shall be deemed to be continuing representations and warranties until such time as the Company has fulfilled all of its Obligations to Buyers, the New Notes have been repaid in full and no Buyer owns any of other Securities.

12.13 Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties’ Obligations under this Agreement.  The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

12.14 Joint Preparation.  The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

12.15 Severability.  If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

12.16 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

12.17 WAIVER OF JURY TRIAL. THE BUYERS AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BUYERS AND THE COMPANY ARE ADVERSE PARTIES.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYERS TO PURCHASE THE NEW NOTES.

12.18 Compliance with Federal Law.  The Company shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls the Company is or shall at any time be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or in any other similar lists of any Governmental Authority; (ii) not use or permit the use of the proceeds of the purchase of the Debentures to violate any of the foreign asset control regulations of OFAC or any enabling statute, Executive Order relating thereto or any other requirements or restrictions imposed by any Governmental Authority; and (iii) comply with all applicable Lender Secrecy Act (“BSA”) laws and regulations, as amended.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY:

COMMERCETEL CORPORATION, a Nevada corporation

By:_______________________________________
Name:_____________________________________
Title:______________________________________

Date:______________________________________

COMTEL SUB:

COMMERCETEL, INC., a Nevada corporation

By:_______________________________________
Name:_____________________________________
Title:______________________________________

Date:______________________________________

BUYERS:

                                                                See Signature pages for each Buyer attached

SIGNATURE PAGE FOR SECURITIES PURCHASE AGREEMENT

WITH COMMERCETEL CORPORATION

By its execution below, the undersigned Buyer hereby acknowledges and agrees to the terms set forth in the Securities Purchase Agreement to which this signature page is attached.

_______________________________________

Print Name:_____________________________

Date:___________________________________

EXHIBIT “A”

FORM OF NEW NOTE

EXHIBIT “B”

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT “C”

FORM OF ESCROW AGREEMENT